Schedule A to this Amendment

Amendments

Effective as of the Effective Date, the Existing Agreement is amended as follows:

1.	Appendix A: List of Funds of Exhibit 1 of the Existing Agreement is hereby deleted in its entirety and replaced with the following new Appendix A: List of Funds

APPENDIX A

LIST OF FUNDS1

Effective as of December 1, 2025

Columbia Diversified Fixed Income Allocation ETF

Columbia International Equity Income ETF

Columbia Multi-Sector Municipal Income ETF

Columbia Research Enhanced Core ETF

Columbia Research Enhanced Real Estate ETF

Columbia Research Enhanced Value ETF

Columbia Select Technology ETF

Columbia Short Duration Bond ETF

Columbia Short Duration High Yield ETF

Columbia U.S. Equity Income ETF

Columbia Core Bond ETF

Columbia Large Cap Growth ETF

Columbia Research Enhanced International Equity ETF

Columbia Research Enhanced Mid Cap ETF

Columbia Research Enhanced Small Cap ETF

Columbia U.S. High Yield ETF

COLUMBIA ETF TRUST I		ALPS DISTRIBUTORS, INC.

By:	/s/ Michael G. Clarke	By:	/s/ Stephen Kyllo
Name: Michael G. Clarke		Name: Stephen Kyllo
Title: President		Title: SVP & Director

[1]	This List of Funds may be amended upon execution of an updated List of Funds signed by the parties hereto.